Exhibit 10.2

CONTRACT LICENSE AGREEMENT BETWEEN WIRELESS ATTACHMENTS, INC. AND APPLE, INC. DATED SEPTEMBER, 2010

Made for iPod License
Contract # _

Licensee

Company Name: Wireless Attachments, Inc.

Street Address: 2789 S. Lamar

City: Denver State: CO

Zip Code: 80227 Country: USA

Telephone Number: (303) 763-7527 Fax Number: (303) 484-4222

Website: www.wirelessattachments.com

Primary Contact: Steve Sinohui Email Address: steve@wirelessattachments.com

Technical Contact: Craig Lassen Email Address: craig@wirelessattachments.com

Accounting Contact: Caron Harte Email Address: caron@wirelessattachments.com

Legal/Counsel Contact: Thomas F. Quinn Email Address: tquinn@tfqlaw.com

Purpose

Licensee would like to use certain Apple technology (the "Licensed Technology") in Licensee products and sell such products to Licensee's end-user customers, directly or indirectly through resellers and distributors. Licensee would also like to use Apple's "Made for iPod" graphic design (the "Logo") in connection with Licensee's products. Apple is willing to grant Licensee a limited license to use the Licensed Technology in certain Licensee products (the "Licensed Products") and to use the Logo in connection with such Licensed Products on the terms and conditions set forth in this Use License. This is a license agreement only and not an agreement for the sale of goods.

Agreement

1. Definitions

Capitalized terms used in this Use License are defined in Schedule A.

2. Licensed Products

Product Proposal

Licensee must provide Apple, for Apple's approval, a non-confidential Product Plan for each Proposed Product. A completed Product Plan must be submitted to Licensee's designated Made for iPod account specialist through the Made for iPod web-based portal or other submission mechanism or process specified by Apple.

at Licensee's expense to the address specified by Apple. If Apple elects to have a third party test facility verify compliance with Apple's Certification Requirements, Licensee will pay the test facility's fees directly to the test facility and will execute any agreements required by such test facility. Neither Apple nor its third party test facility will be obligated to return Certification Test Materials to Licensee, nor will they be responsible for any damage or loss to any Certification Test Materials while in their possession or in transit. Apple reserves the right to waive the submission of Certification Test Materials and will provide written notice of such waiver at time that Product Plan approval is provided to Licensee.

Licensee may not ship or otherwise distribute any Proposed Product to any customer unless and until the product is certified as required by this Section. If Licensee or its Authorized Manufacturer makes changes that affect the form or function of a Licensed Product, then Licensee must recertify the Licensed Product as described above. If Apple or its third party test facility determines in its reasonable discretion that Licensee's use of any Licensed Technology does not meet the requirements of this Use License, then Licensee must cease using the Licensed Technology until Licensee fully complies with the requirements of this Use License.

3. Licensed Technology

Permitted Uses
Subject to the terms and conditions of this Use License, Apple hereby grants Licensee a limited, non-exclusive, personal, non-sublicensable, and non-transferable license under Apple's intellectual property rights to:

a) Make and distribute a reasonable number of copies of the Documentation to employees of Licensee or its Authorized Manufacturers with a demonstrable need to know for their internal use only and only for the purpose of developing Proposed Products;

b) Purchase Licensed Components from Authorized Vendors for use only (i) for the purpose of developing Proposed Products, and (ii) in Licensed Products;

c) Incorporate or have an Authorized Manufacturer incorporate Licensed Technology in Proposed Products to permit such Proposed Products to control, interface, communicate, or otherwise interoperate with Compatible iPod Products in accordance with the Documentation and manufacture or have Authorized Manufacturers manufacture a reasonable number of Proposed Products for test purposes;

d) Manufacture or have Authorized Manufacturers manufacture Licensed Products incorporating Licensed Technology; and

e) Import, offer to sell, sell, or otherwise distribute Licensed Products incorporating Licensed Technology to end-user customers, directly or indirectly through Licensee's Affiliates, resellers, and/or distributors.

Copies
Licensee must retain and reproduce in all copies of the Documentation the Apple copyright and other proprietary notices and disclaimers of Apple as they appear in the Documentation.

Purchasing Components
Licensee may purchase Components only from Authorized Vendors and not from any other source. Licensee must place all orders; Authorized Manufacturers may not order Components, and Licensee will not direct or permit them to do so. Licensee may request that the Authorized Vendor deliver Components purchased by Licensee directly to an Authorized Manufacturer's facility. Apple may revoke any such authorization at any time, for any reason, provided it gives Licensee at least 30 days prior written notice.

Licensee's Component purchases will be subject to terms and conditions to be agreed upon between

Licensee must also use commercially reasonable efforts to design Proposed Products in such a way as to prevent third parties from reverse engineering, decompiling or disassembling Licensed Technology. Apple may impose additional security requirements from time to time by written notice.

Public Software

Licensee will not, without Apple's express prior written consent, (i) incorporate, combine, or distribute any Licensed Technology or any derivative thereof with any Public Software, or (ii) use any Public Software in the development of Proposed Products, in such a way that would cause the Licensed Technology or any derivative thereof to be subject to all or part of the license obligations or other intellectual property related terms with respect to such Public Software, including the obligations that the Licensed Technology or any derivative thereof be disclosed or distributed as source code, be licensed for the purpose of making derivatives of such software, or be redistributed free of charge, contrary to the terms and conditions of this Agreement. As used in this subsection, "Public Software" means any software that contains, or is derived in whole or in part from any software distributed publicly as Source Code, commonly referred to as open source software, including software licensed under the GNU General Public License, or Lesser/Library GPL.

Ownership

Apple retains all rights, title, and interest in and to the Licensed Technology and any Modifications it may make available to Licensee under this Use License. Licensee will cooperate with Apple to maintain Apple's ownership of the Licensed Technology, and Licensee agrees to promptly provide notice of any claims relating to the Licensed Technology.

No Other Permitted Uses

Licensee agrees that it will use Components and Licensed Technology only to permit Proposed Products and Licensed Products to control, interface, communicate, or otherwise interoperate with Compatible iPod Products, and only in accordance with the Documentation and this Use License. Licensee may not add, delete, extend, or modify any of the design, mechanical, electrical, or signal characteristics of any Licensed Technology or use any Licensed Technology for any purpose not expressly permitted by this Use License. Licensee may not decompile, disassemble, or otherwise reverse engineer any software or hardware supplied or specified by Apple without Apple's express prior written consent (except to the extent permitted by applicable law which cannot be waived by this subsection). All licenses not expressly granted in this Use License are reserved and no other licenses, immunity or rights, express or implied are granted, by implication, estoppel, or otherwise.

Accessory Index

Licensee agrees that Apple may list Licensee's name and the name and description of any Licensed Product in an index of accessories for Apple's products and that Apple and its subsidiaries may make that index available to any of their customers or potential customers. If Apple requests, Licensee will promptly provide the name and a general description of each of its Licensed Products and, if available, the URL for a website containing additional information about its Licensed Products.

4. Made for iPod Logo

Licensee's Use of the Made for iPod Logo

Licensee agrees to use the Logo on the product packaging and in the user guide for each Licensed Product, and in any advertisements, web pages, and other collateral materials promoting the Licensed Products. Apple hereby grants Licensee a limited personal, non-exclusive, non-sublicensable, and non-transferable license to do so subject to the terms and conditions of this Use License. Licensee must use the Logo in strict accordance with Apple's Logo Guidelines. Apple may modify its Logo or Logo Guidelines from time to time by providing written notice to Licensee, and if it does so, the modified Logo or Logo Guidelines will govern Licensee's use of the Logo in connection with any Licensed Products manufactured 90 or more days after the date of Apple's written notice.

Upon request, Licensee will also provide samples of any other materials on which the Logo appears so that Apple may verify Licensee's compliance with this Use License. Licensee will provide samples at no cost to Apple, and Apple will not be obligated to return the samples to Licensee.

Apple will use commercially reasonable efforts to respond to Licensee's requests for approval within three weeks after Apple receives them. Licensee agrees to incorporate Apple's comments or edits, if any, before manufacturing or publishing such packaging or collateral material and will make no changes to the final approved version without Apple's express prior written approval. If Apple determines in its reasonable discretion that Licensee's use of the Logo does not meet the requirements of this Use License at any time, then Licensee must cease using the Logo until Licensee fully complies with the requirements of this Use License. Licensee must use all reasonable efforts to cure any such deficiency within a reasonable period of time. Apple's response or failure to respond to Licensee's request for approval will not waive Apple's right to object to any use of Apple marks that do not comply with this Use License.

Ownership
Between the parties, the Logo is a proprietary mark owned solely and exclusively by Apple, and Licensee acknowledges the value of the goodwill associated with the Logo and agrees that any goodwill from Licensee's use of the Logo exclusively inures to the benefit of and belongs to Apple. Licensee has no rights of any kind in the Logo except to the extent granted by this Use License. Licensee agrees that it will not do anything inconsistent with Apple's ownership of the Logo, such as filing any trademark application for an identical or similar logo anywhere in the world, now or in the future. Licensee may not use the Logo in any manner that suggests Apple's endorsement or recommendation of the Licensed Product or otherwise creates a false association with Apple, nor may Licensee use the Logo on or in connection with anything that is unlawful or encourages unlawful conduct or in any manner that may be deemed in poor taste. Apple reserves all rights to control, commence, prosecute, or defend any action or claim concerning the Logo. Licensee will cooperate with Apple to maintain Apple's ownership of the Logo, and Licensee agrees to promptly provide notice of any claims relating to Apple's marks.

No Other Licenses
This Use License does not grant any licenses, immunity, or rights, expressly or by implication, estoppel, or otherwise, to use any other trademarks or trade names belonging to Apple, including the iPod word marks and the iPod trade dress, in whole or combination, except as set forth in the published guidelines for using Apple trademarks at http://www.apple.com/legal/trademark/guidelinesfor3rdparties.html, and Licensee agrees that it will comply with those guidelines as modified by Apple from time to time.

5. Confidentiality

Obligations Regarding Confidential Information
Each party agrees to protect the other's Confidential Information using at least the same degree of care that it uses to protect its own confidential information of similar importance, but no less than a reasonable degree of care. The recipient agrees to use the other's Confidential Information solely for the purpose of exercising its rights and performing its obligations under this Use License and agrees not to use the Confidential Information for any other purpose, or for its own or any third party's benefit, without the express prior written consent of an authorized representative of the disclosing party. The recipient further agrees not to disclose or disseminate the other's Confidential Information to anyone other than those of its employees and contractors who have a need to know and who are bound by a written agreement that prohibits unauthorized use or disclosure of the Confidential Information. The recipient may disclose the other's Confidential Information to the extent required by law, provided that it takes reasonable steps to notify the other of such requirement before disclosing the Confidential Information and to obtain protective treatment of the Confidential Information.

Information Deemed Confidential

including information about unreleased products, that is not expressly included in the definition of Licensee Confidential Information in the second paragraph of this Section (such disclosures will be referred to as "Other Licensee Disclosures"). Licensee agrees that any Other Licensee Disclosures will be non-confidential even if Licensee has entered into a separate confidentiality agreement with Apple. Apple will be free to use and disclose any Other Licensee Disclosures on an unrestricted basis without notifying or compensating Licensee. Licensee releases Apple from all liability and obligations that may arise from the receipt, review, use, or disclosure of any portion of any Other Licensee Disclosure. Apple may require that Licensee provide Certification Test Materials to a third party test verification center(s) designated by Apple solely for purposes of verifying Licensee's compliance with Apple's Certification Requirements. Apple and its test verification centers may make and retain copies of any Other Licensee Disclosures. Any physical materials Licensee submits to Apple or any of its test verification centers will become Apple property and Apple will have no obligation to return those materials to Licensee or to certify their destruction.

Information that otherwise would be deemed Confidential Information but (i) is generally available to the public through no fault or breach of the recipient, (ii) is independently developed by the recipient without the use of any of the other party's Confidential Information, or (iii) was rightfully obtained from a third party who had the right to transfer or disclose it to the recipient without limitation will not be deemed Confidential Information under this Use License.

Press Releases and Other Publicity
Licensee may not issue any press releases or make any other public statements regarding this Use License, its subject matter, or the relationship of the parties without Apple's express prior written approval.

6. Modifications

Apple may extend, enhance, or otherwise modify the Licensed Technology at any time without notice. Modifications will not automatically be subject to this Use License. Apple may, at its sole discretion, choose to license Modifications under this Use License, or on different terms from those contained in this Use License, or may choose not to license the Modifications at all.

Without limiting the above, Apple may disable any portion of the Licensed Technology at any time without notice to Licensee if: (i) any portion of the Licensed Technology is cloned, circumvented, lost, stolen, intercepted, made public, or disclosed in an unauthorized manner; (ii) Apple is required by a court order or other competent government authority to disable such portion of the Licensed Technology; (iii) Apple does not have the rights necessary to grant the licenses set forth above; or (iv) Licensee has materially breached this Use License.

If Apple requests, Licensee will incorporate Modifications in accordance with Apple's instructions and discontinue manufacture, distribution and sale of all Licensed Products incorporating earlier versions of the Licensed Technology within (a) 10 days after Apple's written notice, if the Modification relates to a security feature, and (b) within 60 days after Apple's written notice, for all other Modifications. Modifications incorporated in accordance with Apple's instructions pursuant to this paragraph will be deemed Licensed Technology licensed under the terms of this Use License.

7. Royalties and Quarterly Reports

Royalties
In consideration of the licenses granted in this Use License, Licensee agrees to pay Apple US$4.00 for each Licensed Product unit sold or otherwise distributed by or for Licensee or any of its Affiliates and not returned for a refund. Apple may change the royalty from time to time by providing written notice to Licensee at least 120 days before the new royalty takes effect. Apple may also charge additional royalties for new or additional Licensed Technology made available to Licensee during the Term.

day of the calendar quarter in which the Licensed Products were sold or otherwise distributed, regardless of the date on which the electronic invoice is received. The invoice number MUST be included along with the electronic payment as Apple will not process any payments that fail to include the invoice number. Unless otherwise agreed to, in writing, by Apple, all payments must be made in United States dollars by ACH or Wire Transfer in accordance with the most current transfer instructions provided by Apple.

If Royalties are more than five days past due, Licensee will pay interest on the late payment at a rate of two percent per annum above prime as established by Citibank N.A. on the date of payment, provided, however, that if such rate exceeds the highest rate permitted by applicable law, then the rate will be the highest rate permitted by applicable law.

Taxes, Duties, and Other Charges
Licensee will report and pay all taxes, duties, levies, and charges due with respect to the Licensed Products or Licensee's activities in Licensee's country of residence and in any countries where such taxes, duties, levies, or charges may be imposed, including any withholding or non-income, indirect taxes. Licensee may not deduct any such taxes, duties, levies, or charges from any royalty payment due to Apple. Licensee agrees to indemnify and hold Apple harmless against any claims, causes of action, liabilities, damages, fines, costs, fees, and expenses (including attorney and other professional fees and expenses) arising out of Licensee's failure to pay or report any taxes, duties, levies, or charges imposed by any jurisdiction.

If a foreign tax authority determines that Licensee must withhold taxes on payments made by Licensee to Apple under this Use License, Licensee may deduct such taxes from the amount owed Apple and pay them to the appropriate taxing authority, provided that Licensee promptly secures and delivers to Apple an official receipt for any withheld taxes and any other documents necessary to permit Apple to claim a U.S. Foreign Tax Credit. Licensee will ensure that any such withholdings are minimized to the extent possible under applicable law.

8. Books and Records

Licensee must maintain all appropriate books and records reasonably required to verify Quarterly Reports for a period of three years after the end of the relevant calendar quarter. Apple may have an independent certified public accounting firm selected by Apple audit and inspect any of these records at any time during the Term and for a period of three years thereafter, provided that it gives Licensee notice at least 10 days before commencing an audit and conducts the audit at Apple's own expense. Audits may not be performed more than once in any given calendar year unless an underpayment of five percent or more is found, in which case Apple may perform quarterly audits. If an audit finds that Licensee underpaid royalties due under this Use License, then Licensee will, within 30 days after such finding, submit a corrected Quarterly Report and pay the full amount due together with interest thereon from the date payment was due until the date actually paid at the rate set forth in Section 7. If an underpayment of five percent or more is found, Licensee will also reimburse Apple for the cost of such audit within 30 days after such finding.

9. Additional Terms

Licensee may choose to offer and to charge a fee for warranty, support, or other rights consistent with the scope of the license granted in Section 3 ("Additional Terms") to one or more recipients of a Licensed Product. However, Licensee may do so only on its own behalf and as its sole responsibility and not on behalf of Apple. Licensee hereby agrees to indemnify, defend, and hold Apple harmless from any liability incurred by or claims asserted against Apple by reason of any such Additional Terms.

10. No Warranty, Indemnity, or Support

FUTURE APPLE PRODUCTS OR SOFTWARE. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY APPLE OR AN APPLE AUTHORIZED REPRESENTATIVE WILL CREATE A WARRANTY.

APPLE PROVIDES NO ASSURANCES THAT THIS USE LICENSE CONTAINS ALL RIGHTS NECESSARY TO USE THE DOCUMENTATION, TO USE, MANUFACTURE, SELL, OR IMPORT A LICENSED PRODUCT INCORPORATING LICENSED TECHNOLOGY, OR TO USE THE LOGO, AND APPLE EXPRESSLY DISCLAIMS ANY WARRANTIES OF NONINFRINGEMENT OF THIRD PARTY RIGHTS. As a condition to exercising the licenses granted in this Use License, Licensee assumes sole responsibility for securing any necessary intellectual property licenses. Licensee agrees to defend, indemnify, and hold Apple harmless against any claims, causes of action, liabilities, damages, fines, costs, fees, and expenses (including attorney and other professional fees and expenses) arising out of: (i) Licensee's use of the Logo; (ii) Licensee's use of the Licensed Technology, including any claims that the combination of any Licensed Technology and any software, apparatus, assembly, or data not supplied by Apple infringes any patent, copyright, trade secret, or other intellectual property right; or (iii) the manufacture, promotion, distribution, sale, offer for sale, or performance of any Licensed Product, including any personal injury or product liability claims.

Licensee will be solely responsible for manufacturing Licensed Products that are safe, free of defects in design, materials and workmanship, and comply with applicable laws and regulations, and for testing, labeling, distributing, promoting, selling, and if necessary, recalling its Licensed Products. The fact that Apple or its third party test facility reviewed, tested, approved, or certified a Licensed Product will not relieve Licensee of any of these obligations.

Licensee acknowledges that the Licensed Technology is not intended for any use in which the failure of a Licensed Product, Licensed Technology, or a Compatible iPod Product could lead to death, personal injury, or severe physical or environmental damage, and Licensee hereby agrees to indemnify, defend, and hold Apple harmless from any liability incurred by Apple, or claims asserted against Apple, by reason of any such use.

11. Limitation Of Liability

EXCEPT TO THE EXTENT SUCH A LIMITATION IS PROHIBITED BY LAW, IN NO EVENT WILL APPLE BE LIABLE FOR ANY INCIDENTAL, SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES ARISING OUT OF OR RELATING TO THIS USE LICENSE OR LICENSEE'S USE OR INABILITY TO USE THE LOGO OR THE LICENSED TECHNOLOGY, WHETHER UNDER A THEORY OF CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), PRODUCTS LIABILITY, OR OTHERWISE, EVEN IF APPLE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY REMEDY. IN NO EVENT WILL APPLE'S TOTAL LIABILITY TO LICENSEE FOR ALL DAMAGES UNDER THIS USE LICENSE EXCEED THE AMOUNT OF US$50.00.

12. Term and Termination

Term
This Use License will become effective on the date signed by Apple (the "Effective Date"). Unless terminated sooner pursuant to its terms, this Use License will have an initial term of two years from the Effective Date and will automatically renew for successive one-year terms.

Termination
This Use License and all licenses granted in Sections 3 and 4 will terminate for cause immediately and automatically, without notice from Apple:

If there is a threat of or actual lawsuit relating to the Logo or any Licensed Technology, Apple may terminate the Logo license granted in Section 4 or the entire Use License effective immediately upon written notice to Licensee.

Either party may terminate this Use License for its convenience, for any reason or no reason, effective 60 days after providing the other written notice of its intent to terminate.

Effect of Termination
If this Use License expires or is terminated for any reason, all licenses granted in Sections 3 and 4 will terminate and Licensee must immediately stop: (i) any further use or reproduction of the Documentation; (ii) purchasing Licensed Components; (iii) using Licensed Technology; (iv) manufacturing Licensed Products incorporating any Licensed Technology; (v) using the Logo; and (vi) selling or otherwise distributing Licensed Products incorporating any Licensed Technology. However, if Apple terminates this Use License for its convenience, Licensee may, for a period of 120 days after termination, and subject to its royalty and other obligations under this Use License, continue to sell or otherwise distribute Licensed Products manufactured before the termination date and to use the Logo in connection with such Licensed Products.

If Apple terminates the Logo license granted in Section 4 because of a threat of or actual lawsuit in connection with the Logo, as permitted by the subsection entitled "Termination," above, Licensee must immediately cease use of the Logo.

Upon termination Licensee will promptly return all copies of the Documentation and other Licensed Technology to Apple, or if Apple directs it to do so, destroy the Documentation and other Licensed Technology and certify its destruction.

Provisions that by their nature should remain in effect after termination of this Use License will survive, including the last two subsections of the Section entitled "Licensed Technology," and the Sections entitled "Confidentiality," "Modifications," "Royalties and Quarterly Reports," "Books and Records," "Additional Terms," "No Warranty, Indemnity, or Support," "Limitation of Liability," "Term and Termination," and "Miscellaneous." Apple will not be liable for compensation, indemnity, or damages of any sort as a result of terminating this Use License in accordance with its terms, and termination of this Use License will be without prejudice to any other right or remedy Apple may have, now or in the future.

13. Miscellaneous

Export
Licensee may not export, re-export, import, sell, or transfer Licensed Technology except as authorized by United States law, the laws of the jurisdiction in which Licensee obtained the Licensed Technology, and any other applicable laws and regulations. In particular, Licensee agrees that it will not export or re-export Licensed Technology into (or to a national or resident of) any country embargoed by the United States or to anyone on the U.S. Treasury Department's list of Specially Designated Nationals or the U.S. Department of Commerce's Table of Denial Orders.

Relationship of Parties and Third Party Beneficiaries
This Use License will not be construed as creating an agency, partnership, joint venture, fiduciary duty, or any other form of legal association between Licensee and Apple, and Licensee will not represent to the contrary, whether expressly, by implication, appearance, or otherwise. This Use License is not for the benefit of any third parties.

Fair Labor Practices
Licensee must ensure that no Licensed Products are manufactured, in whole or in part, by convict or forced labor or by any child under the age of fifteen or the minimum age permitted by applicable law, whichever is higher. Licensee must fairly compensate its employees by providing wages and benefits that are in

Proposed Products, Licensed Products or any other products or technologies that Licensee may develop, produce, market, or distribute.

Compliance with Laws
Licensee will comply with all applicable laws and regulations (including any applicable laws and regulations relating to export, import, the U.S. Customs Trade Partnership Against Terrorism (C-TPAT), and applicable royalty withholding laws and regulations) and will defend and hold Apple harmless from any expense or damage resulting from Licensee's violation or alleged violation of any such law or regulation.

Notices
Licensee must provide Apple prompt written notice of any changes to the Licensee contact information set forth on the first page of this Use License or to any information set forth in its Product Plan(note, however, that adding Authorized Manufacturer(s) or Licensed Components to a Product Plan requires Apple's written approval).

All notices under the Use License must be in writing. A notice from Apple adding or removing Authorized Vendors or Licensed Technology, modifying the Certification Requirements, modifying the Logo or Logo Guidelines, or changing the address for royalty payments or Quarterly Reports will be deemed given when sent to Licensee at the email address for the primary contact set forth on Page 1. All other notices will be deemed given (i) when delivered personally, (ii) one day after having been sent by commercial overnight carrier specifying next-day delivery with written proof of delivery, and (iii) three days after having been sent by first class or certified mail, postage prepaid, to the other party at the address below:

For notices to Apple:
To the address set forth in the definition of "Apple" in Schedule A: Attention: General Counsel

For notices to Licensee:
To the address set forth on Page 1: Attention: General Counsel

A party may change its address by giving the other written notice as described above.

Waiver and Construction
Failure by Apple to enforce any provision of this Use License will not be deemed a waiver of future enforcement of that or any other provision. Any laws or regulations that provide that the language of a contract will be construed against the drafter will not apply to this Use License. Section headings are for convenience only and are not to be considered in construing or interpreting this Use License. References to "Pages," "Sections," and "Schedules" are references to pages and sections of and schedules to this Use License. The word "herein" and words of similar meaning refer to this Use License in its entirety and not to any particular Section or provision. The word "party" means a party to this Use License and the phrase "third party" means any person, partnership, corporation, or other entity not a party to this Use License. The words "will" and "shall" are used in a mandatory, not a permissive or predictive, sense, and the word "including" is intended to be exemplary, not exhaustive, and will be deemed followed by "without limitation."

Severability
If a court of competent jurisdiction finds any part of this Use License unenforceable for any reason, that part of this Use License will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Use License will continue in full force and effect. However, if applicable law prohibits or restricts Licensee from fully and specifically complying with the Section of this Use License entitled "Licensed Technology" or "Made for iPod Logo" or prevents the enforceability of either of those Sections, this Use License will immediately terminate and Licensee must immediately discontinue any use of the Licensed Technology and Logo as described in the Section entitled "Term and Termination."

Dispute Resolution
Any litigation or other dispute resolution between Licensee and Apple arising out of or relating to this Use

any referenced item not physically attached to this Use License and any such item will be treated as if attached.

If Licensee is located in the province of Quebec, Canada, the following clause applies: The parties hereby confirm that they have requested that this Use License and all related documents be drafted in English. Les parties ont exigé que le présent contrat et tous les documents connexes soient rédigés en anglais.

Accepted and agreed by their authorized representatives:

Apple Inc.		Licensee	
By:		*By:*	[signature]
Name:	Don Ginsburg	*Name:*	Steve Sinohui
Title:	Director	*Title:*	President
Date:		*Date:*	11/5/10

Schedule A
Definitions

Whenever capitalized in this Use License:

"Affiliate" means a corporation or other entity controlled by, controlling, or under common control with Licensee, and "controlled by," "control" or "controlling" means: (i) the ownership, directly or indirectly, of more than 50 percent of the voting stock or analogous interest in such corporation or other entity; or (ii) the existence of any other relationship between Licensee and such other corporation or entity which results in effective managerial control by one over the other, regardless whether such control is continuously exercised.

"Apple" means Apple Inc., a California corporation with its principal place of business at 1 Infinite Loop, Cupertino, California 95014.

"Authorized Manufacturer" means a contract manufacturer or other third party listed in a Product Plan approved by Apple and authorized to act as Licensee's agent to develop Proposed Products and/or manufacture Licensed Products for Licensee. Before disclosing any Apple Confidential Information to an Authorized Manufacturer or permitting the Authorized Manufacturer to take any action on its behalf, Licensee must execute an appropriate agreement with such Authorized Manufacturer establishing the limited agency described in this paragraph, establishing that such Authorized Manufacturers are not third party beneficiaries of this Use License, and protecting, at least to the same extent as Section 5, the confidentiality of any Apple Confidential Information that Apple has or may authorize Licensee to disclose to such Authorized Manufacturers. Apple may revoke an Authorized Manufacturer's authorization at any time, for any reason, provided it gives Licensee at least 60 days prior written notice.

"Authorized Vendor" means a manufacturer authorized by Apple to sell Licensed Components to Apple's Made for iPod licensees. Current Authorized Vendors (as of the Effective Date) are listed in Schedule B. Apple may remove or add Authorized Vendors at any time by providing written notice to Licensee.

"Certification Requirements" means the certification tests specified by Apple, the Certification Test Materials, and the process specified by Apple for submitting Certification Test Materials. Apple may modify the Certification Requirements at any time by providing written notice to Licensee; however, the modified Certification Requirements will not apply retroactively to Licensed Products already certified in accordance with this subsection.

"Certification Test Materials" means: (i) a report in a form and format provided or approved by Apple that shows Licensee's tests results verifying compatibility of the Proposed Product with all Compatible iPod Products; (ii) a sample Proposed Product; (iii) any supporting materials required by Apple; and (iv) any other equipment, materials or components necessary to test the compatibility of the sample. The sample submitted when the first Prototype is created must include all design features and functionality and be usable and stable enough to test, and the sample submitted 30 days before beginning commercial production must be representative of product ready for general commercial release.

"Compatible iPod Products" means all Apple iPod products that are designed to interoperate with the Licensed Technology.

"Confidential Information" means "Apple Confidential Information" or "Licensee Confidential Information" as defined in Section 5.

"Component" means a hardware component described in Schedule B. Apple may modify or add additional

"Licensed Technology" means the Documentation, Licensed Components, and any devices, digital keys or key sets, source code, object code, or other technology provided by Apple for use by Licensee in connection with a particular Licensed Product.

"Licensee" means the legal entity named on the first page of this Use License.

"Logo" means the "Made for iPod" graphic design shown in Schedule C.

"Logo Guidelines" means the most recent version of the document entitled "Made for iPod Usage Guidelines" that Apple made available to Licensee, which are incorporated in this Use License by this reference.

"Modification" means any addition to, deletion from, or change to the substance or structure of Licensed Technology. Any Modifications licensed by Apple under this Use License will be deemed to be "Licensed Technology."

"Product Plan" means a non-confidential proposal in a format provided or approved by Apple that includes (i) a general description of each Proposed Product and its product category and features, and (ii) any other information that Apple may request from time to time by written notice to Licensee.

"Proposed Product" means an unreleased product (i) that Licensee would like to develop or is in the process of developing for sale to end-user customers under Licensee's own brand, and (ii) that will, if approved and certified pursuant to this Use License, control or interface, communicate, or otherwise interoperate with Compatible iPod Products using Licensed Technology.

"Prototype" means a pre-release version of a Licensed Product that: (i) controls, interfaces, communicates, or otherwise interoperates with Compatible iPod Products in accordance with the Documentation and this Use License, (ii) includes all design features and functionality of the Licensed Product, and (iii) is usable and stable enough to test.

"Quarterly Report" means a report in a form and format provided or approved by Apple listing the number of units of each Licensed Product sold or otherwise distributed during the relevant calendar quarter, the number of units of each Licensed Product returned for a refund, the total royalty due for that Licensed Product, a rolling forecast showing the number of units of each Licensed Component that Licensee plans to order in the then current calendar quarter and each of the three succeeding calendar quarters, and any other information sought in the Quarterly Report form provided by Apple.

"Term" means the period described in the first paragraph of Section 12.

"Use License" means this Made for iPod License including all of its Schedules, which Schedules are incorporated by this reference.

Schedule B
Component Specifications and Authorized Vendors

Components

Components permit a product to control or interface, communicate, or otherwise interoperate with an iPod product and include:

30-pin connectors

9-pin USB connectors

Authentication chips

Integrated circuits

Inserts

Authorized Vendors

Avnet Inc.
Attn: Dawn Cordero
2105 Lundy Avenue
San Jose, CA 95131
Office: (408) 435-3688
Fax: (408) 435-3720
Email: dawn.cordero@avnet.com

Schedule C

Made for iPod Logo

Made for iPod License

iPhone/iPad Supplement to Contract #
Licensee:

Purpose

This iPhone/iPad Supplement (the "Supplement") amends the terms and conditions of the Made for iPod License referenced above (the "Use License"), and replaces any previously executed iPhone Supplement or iPhone/iPad Supplement, but only with respect to Proposed Products and Licensed Products that are iPhone/iPad Accessories, as such term is defined below.

Agreement

1. Definitions

Whenever capitalized in this iPhone/iPad Supplement or in the Use License:

"Certification Test Materials" means: (i) a report in a form and format provided or approved by Apple that shows Licensee's test results verifying compatibility of the Proposed Product with all Compatible iPod Products; (ii) a sample Proposed Product; (iii) any supporting materials required by Apple; (iv) if the Proposed Product is an iPhone Application-Enabled Accessory, an iPhone Application that permits testing of all the functionality and features of the Proposed Product; and (v) any other equipment, materials, or components necessary to test the compatibility of the sample.

"Compatible iPod Products" means all Apple products that are designed to interoperate with the Licensed Technology and that are capable of downloading and executing iPhone Applications.

"iPhone/iPad Accessory" means a device that controls or interfaces, communicates, or otherwise interoperates with Compatible iPod Products in accordance with the Documentation and this Use License.

"iPhone Application" means a software program designed to run on a Compatible iPod Product that was developed using Apple's iPhone SDK pursuant to and in accordance with an iPhone Developer Program License Agreement.

"iPhone Application-Enabled Accessory" means an iPhone/iPad Accessory that exercises control over, exchanges data with, or otherwise interacts with an iPhone Application.

"iPhone Developer Program License Agreement" means a valid agreement with Apple granting licenses necessary to use Apple's iPhone SDK to develop and test iPhone Applications for use with Compatible iPod Products.

"Licensed Technology" means the iPod Accessory Protocol Interface Specification, iPod/iPhone/iPad Hardware Specification and iPod/iPhone/iPad Accessory Testing and Certification Specification, as amended by Apple from time to time, and any other Documentation, Licensed Components, devices, digital keys, key sets, source code, object code, or other technology provided by Apple under this iPhone/iPad Supplement or under the Use License for use by Licensee in connection with Licensed Products that are iPhone/iPad Accessories.

"Logo" means the "Made for iPod" graphic design shown in Schedule C of the Use License and the "Made for iPhone" and "Made for iPad" graphic designs shown in Schedule A of this iPhone/iPad Supplement.

Other capitalized terms used in this iPhone/iPad Supplement are defined in Schedule A to the Use License.

Apple may require, among other things, that Licensee submit certain Certification Test Materials to an Apple-approved independent third-party test facility. If it does so, Apple will provide Licensee a list of approved third-party test facilities, and Licensee is solely responsible for confirming that they are in receipt of the then-most-current version of such list and are submitting Certification Test Materials to only a currently approved facility. Apple may modify the list of approved third-party test facilities from time to time by giving notice to Licensee. Licensee must pay the third-party test facility's fees directly to the third-party test facility and execute any agreements required by such third-party test facility. Apple will not be a party to any agreement between Licensee and a third-party test facility, nor will Apple be liable for any act or omission of Licensee or such third-party test facility, including any delay in the introduction or sale of Licensed Products by Licensee resulting from such third party testing. Apple may provide input to third-party test facilities regarding the order and precedence of testing of products from all licensees in order to insure the ongoing integrity and continued viability of the Made for iPod licensing program and to satisfy the anticipated needs of end users, and under no circumstances will Apple be liable to Licensee for providing such input. Neither Apple or its third party test facility will be obligated to return Certification Test Materials to Licensee, nor will they be responsible for any damage or loss to any Certification Test Materials while in their possession or in transit. Apple reserves the right to waive the submission of Certification Test Materials and will provide written notice of such waiver at time that Product Plan approval is provided to Licensee.

Apple may, at any time and in its sole discretion, require Licensee to recertify that Licensed Products are still compatible with all Compatible iPod Products, including, without limitation, those running the latest version of any associated iPhone Application, by passing the certification tests specified by Apple. Licensee will immediately suspend all sales and distribution of Licensed Products that no longer pass any Apple-specified certification test.

Additional Restrictions or Requirements

Applicable laws or regulations may impose additional restrictions or requirements with respect to Proposed Products or Licensed Products that are not addressed in Apple's specifications or certification test requirements. Licensee is solely responsible for determining such restrictions or requirements and insuring full compliance with all applicable laws, regulations, and policies related to the manufacturing, marketing, sale and distribution of Licensed Products in the United States, and in particular the requirements of the U.S. Food and Drug Administration ("FDA"), as well as the laws, regulations and policies of any other applicable regulatory bodies in any location where Licensee manufactures, uses, sells or offers for sale, or otherwise makes Licensee Products available.

Licensee will not seek any regulatory marketing permission or make any representations or determinations that may result in any Compatible iPod Products being deemed regulated or that may impose any obligations or limitations on Apple.

Licensee represents and warrants that it is in full compliance with any applicable laws, regulations, and policies, including but not limited to all FDA laws, regulations and policies, related to the design, manufacturing, marketing, sale, distribution and operation of Licensed Products in the United States, as well as in other location where Licensee plans to sell, offer for sale or otherwise make Licensee Products available.

Licensee also represents and warrants that it will market Licensed Products only for their cleared or approved intended use/indication for use, and only in strict compliance with applicable regulatory requirements. Licensee agrees to promptly notify Apple of any complaints or threats of complaints regarding Licensed Products in relation to any such regulatory requirements, in which case, at Apple's direction, Licensee will immediately suspend all sales and distribution of Licensed Products.

Additional License Required For Development/Distribution of Software Application

Licensee acknowledges that the Use License and this Supplement do not give Licensee the right to develop, market, or distribute an iPhone Application and that a separate license is required. Certification and approval of an iPhone/iPad Accessory under the Use License or this Supplement does not constitute approval of an associated iPhone Application for distribution on Apple's App Store. For further information regarding development, marketing, and distribution of iPhone Applications, please refer to http://developer.apple.com/iphone/program/.

Licensee may use the iPod Accessory Protocol Interface Specification, the iPod/iPhone/iPad Hardware Specification and the iPod/iPhone/iPad Accessory Testing and Certification Specification, as well as the technology disclosed in or by each of the specifications, only in connection with Proposed Products or Licensed Products that are iPhone/iPad Accessories, and not for any other purpose.

No Transformation
Apple may provide Licensed Technology in different forms (documentation, specifications, hardware, software embedded in integrated circuits, etc.) Licensee may not transform any Licensed Technology from one form to another form, even temporarily, and even if the ultimate result of the transformation process is that the Licensed Technology is reconstituted in its original form, without Apple's prior written approval.

4. Made for iPod, Made for iPhone and Made for iPad Logos

Licensee's Use of the Made for iPod, Made for iPhone and Made for iPad Logos
The subsection entitled "Licensee's Use of the Made for iPod Logo" is deleted in its entirety and replaced by the following:

Unless Apple specifies otherwise, Licensee must use both the "Made for iPod" graphic design shown in Schedule C of the Use License and the "Made for iPhone" and "Made for iPad" graphic designs shown in Schedule A of this iPhone/iPad Supplement (collectively, the "Logo") on the product packaging and in the user guide for each Licensed Product and in any advertisements, web pages, and other collateral materials promoting the Licensed Products. Licensee must use the Logos, including any combination of the Logos, in strict compliance with the then-current version of Apple's Made for iPod/Made for iPhone/Made for iPad Logo Guidelines, the contents of which are incorporated herein by reference. Apple hereby grants Licensee a limited personal, non-exclusive, non-sublicensable, and non-transferable license to do so subject to the terms and conditions of this Use License and this iPhone/iPad Supplement. Apple may modify its Logos or Logo Guidelines from time to time by providing written notice to Licensee, and if it does so, the modified Logos or Logo Guidelines will govern Licensee's use of the Logo in connection with any Licensed Products manufactured 90 or more days after the date of Apple's written notice. Licensee understands and agrees that this Use License does not permit use of the Logo on any Licensed Product itself or on any labels affixed to any Licensed Product. Licensee agrees that it will not use the Logo in any way not expressly permitted by this Use License.

Samples
In addition to the samples required by Section 4 of the Use License, upon request Licensee must also submit a sample of the user manual for each Licensed Product at least three weeks before Licensee begins manufacturing such Licensed Product so that Apple may verify compliance with this Use License. Licensee must submit user manuals in electronic from, as PDF or image files, to madeforipod@apple.com.

5. No Warranty, Indemnity or Support

The second paragraph of the subsection entitled, "No Warranty, Indemnity or Support" is deleted in its entirety and replace by the following:

APPLE PROVIDES NO ASSURANCES THAT THIS USE LICENSE CONTAINS ALL RIGHTS NECESSARY TO USE THE DOCUMENTATION, TO USE, MANUFACTURE, SELL, OR IMPORT A LICENSED PRODUCT INCORPORATING LICENSED TECHNOLOGY, OR TO USE THE LOGO, AND APPLE EXPRESSLY DISCLAIMS ANY WARRANTIES OF NONINFRINGEMENT OF THIRD PARTY RIGHTS. As a condition to exercising the licenses granted in this Use License, Licensee assumes sole responsibility for securing any necessary intellectual property licenses. Licensee agrees to defend, indemnify, and hold Apple harmless against any claims, causes of action, liabilities, damages, fines, costs, fees, and expenses (including attorney and other professional fees and expenses) arising out of: (i) Licensee's use of the Logo; (ii) Licensee's use of the Licensed Technology, including any claims that the combination of any Licensed Technology and any software, apparatus, assembly, or data not supplied by Apple

Compatible iPod Product or additional regulatory requirements arising from the use of the Licensed Product with the Modifications.

7. Entire Agreement

All terms and conditions of the Use License not expressly amended by this iPhone/iPad Supplement remain unchanged and in full force and effect. To the extent there is a conflict between this iPhone Supplement and the Use License, the terms of this iPhone/iPad Supplement will supersede, but only with respect to Proposed Products and Licensed Products that are iPhone/iPad Accessories.

Accepted and agreed by their authorized representatives:

Apple Inc.		Licensee	
By:	[signature]	*By:*	[signature]
Name:	Don Ginsburg	*Name:*	Steve Sinthol
Title:	Director	*Title:*	President
Date:		*Date:*	11/5/10

Schedule A

Made for iPhone and Made for iPad Logos

Made for iPhone

Made for iPad

Made for iPod License

Remote Control Supplement to Contract
Licensee:

Purpose

This Remote Control Supplement amends the terms and conditions of the Made for iPod License referenced above (the "Use License"), but only with respect to Proposed Products and Licensed Products that are Remote Controls (as such term is defined below).

Agreement

1. Definitions

Whenever capitalized in this Remote Control Supplement:

"*Remote Control*" means a Proposed Product or Licensed Product that: (i) incorporates the Licensed Technology described in the "Apple Headphone and Mic System" documentation; and (ii) has no function other than to (a) operate as a microphone; (b) pass through and permit a user to control the level of analog audio output from a compatible iPod or iPhone product; or (c) act as an input device to permit a user to control some functionality of a compatible iPod or iPhone product.

Other capitalized terms used in this "Remote Control" Supplement are defined in Schedule A to the Use License.

2. Product Proposal

In addition to the requirements of Section 2 of the Use License, the Product Plan for any Remote Control must explicitly state that the Proposed Product is a Remote Control and that it will incorporate Apple's Remote Control chip and no other MFi technology. If it fails to do so, the Proposed Product will not be deemed a Remote Control and this Remote Control Supplement will terminate effective immediately, without notice from Apple, with respect to such Proposed Product.

3. Royalties and Quarterly Reports

Royalties
In consideration of the licenses granted in the Use License, Licensee agrees to pay a royalty of $0.50 per Remote Control chip purchased for use in a Remote Control product. Such royalty will be included in the purchase price Licensee pays to Apple's Authorized Vendor when Licensee purchases the Remote Control chip. Apple agrees to waive all other royalties due pursuant to Section 7 of the Use License, but only for those Licensed Products that are Remote Controls. Apple may revoke such waiver and charge the royalty due pursuant to this Remote Control Supplement for any reason or no reason by providing written notice to Licensee at least 60 days before the royalty takes effect. Apple may also charge additional royalties for new or additional Licensed Technology made available to Licensee during the Term.

Quarterly Reports
Licensee must submit Quarterly Reports with respect to all Remote Controls as set forth in Section 7 of the Use License. Such Quarterly Reports must clearly indicate which Licensed Products in the report are Remote Controls.

If Licensee misrepresents that a Licensed Product is a Remote Control, intentionally or unintentionally, then Licensee must pay all royalties due for that Licensed Product pursuant to Section 7 of the Use License, and in addition, interest calculated at the Prime Rate as reported in the Wall Street Journal (NY Edition) as of the date of the earliest underpayment, and any reasonable costs incurred by Apple to discover and collect the underpayment. If Licensee misrepresents that a Licensed Product was a Remote Control more than once, then in addition to any other remedies [illegible]

Taxes, Duties and Other Charges

Notwithstanding any provision of the Use License to the contrary, Licensee is solely responsible for, and will bear the cost of, any withholding taxes applicable to royalties paid pursuant to this Remote Control Supplement, and Licensee may not reduce the royalty paid to Apple's Authorized Vendor or to Apple by the amount of any such withholding taxes. Licensee must furnish Apple, or if Apple requests, Apple's Authorized Vendor, an official receipt or other documentation evidencing Licensee's payment of any withholding taxes due with respect to royalties paid pursuant to this Remote Control Supplement.

4. Entire Agreement

All terms and conditions of the Use License not expressly amended by this Remote Control Supplement remain unchanged and in full force and effect. To the extent there is a conflict between this Remote Control Supplement and the Use License, the terms of this Supplement will supersede, but only with respect to Licensed Products that are Remote Controls.

Accepted and agreed by their authorized representatives:

Apple Inc.		Licensee	
By:	[signature]	*By:*	[signature]
Name:	Don Ginsburg	*Name:*	Steve Sinohui
Title:	Director	*Title:*	President
Date:		*Date:*	11/5/10

Made for iPod License

Power Only Product Supplement to Contract

Licensee:

Purpose

This Power Only Product Supplement amends the terms and conditions of the Made for iPod License referenced above (the "Use License"), but only with respect to Proposed Products and Licensed Products that are Power Only Products (as such term is defined below).

Agreement

1. Definitions

Whenever capitalized in this Power Only Product Supplement:

"Power Only Product" means a Proposed Product or Licensed Product that: (a) incorporates Apple's 10-pin or 11-pin power connector; and (b) has no function other than to (i) supply power to and/or charge the internal battery of an iPod or iPhone, and/or (ii) act as a conduit to pass USB data signals, unaltered, between a computer or other Licensed Product and an iPod or iPhone.

Other capitalized terms used in this "Power Only Product" Supplement are defined in Schedule A to the Use License.

2. Product Proposal

In addition to the requirements of Section 2 of the Use License, the Product Plan for any Power Only Product must explicitly state that the Proposed Product is a Power Only Product and that it will incorporate Apple's 10-pin or 11-pin power connector. If it fails to do so, the Proposed Product will not be deemed a Power Only Product and this Power Only Product Supplement will terminate effective immediately, without notice from Apple, with respect to such Proposed Product.

3. Royalties and Quarterly Reports

Royalties

In consideration of the licenses granted in the Use License, Licensee agrees to pay a royalty of $0.50 per 10-pin or 11-pin power connector purchased for use in a Power Only Product. Such royalty will be included in the purchase price Licensee pays to Apple's Authorized Vendor when Licensee purchases the 10-pin or 11-pin power connector. Apple agrees to waive all other royalties due pursuant to Section 7 of the Use License, but only for those Licensed Products that are Power Only Products. Apple may revoke such waiver and change the royalty due pursuant to this Power Only Product Supplement for any reason or no reason by providing written notice to Licensee at least 60 days before the royalty takes effect. Apple may also charge additional royalties for new or additional Licensed Technology made available to Licensee during the Term.

Quarterly Reports

Licensee must submit Quarterly Reports with respect to all Power Only Products as set forth in Section 7 of the Use License. Such Quarterly Reports must clearly indicate which Licensed Products in the report are Power Only Products.

If Licensee misrepresents that a Licensed Product is a Power Only Product, intentionally or unintentionally, then Licensee must pay all royalties due for that Licensed Product pursuant to Section 7 of the Use License, and in addition, interest calculated at the Prime Rate as reported in the Wall Street Journal (NY Edition) as of the date of the earliest underpayment, and any reasonable costs incurred by Apple to discover and collect the underpayment. If Licensee misrepresents that a Licensed Product was a Power Only Product more than once, then in addition to any [illegible]

Taxes, Duties and Other Charges

Notwithstanding any provision of the Use License to the contrary, Licensee is solely responsible for, and will bear the cost of, any withholding taxes applicable to royalties paid pursuant to this Power Only Supplement, and Licensee may not reduce the royalty paid to Apple's Authorized Vendor or to Apple by the amount of any such withholding taxes. Licensee must furnish Apple, or if Apple requests, Apple's Authorized Vendor, an official receipt or other documentation evidencing Licensee's payment of any withholding taxes due with respect to royalties paid pursuant to this Power Only Supplement.

4. Entire Agreement

All terms and conditions of the Use License not expressly amended by this Power Only Product Supplement remain unchanged and in full force and effect. To the extent there is a conflict between this Power Only Product Supplement and the Use License, the terms of this Supplement will supercede, but only with respect to Licensed Products that are Power Only Products.

Accepted and agreed by their authorized representatives:

Apple Inc.		Licensee	
By:	[signature]	By:	[signature]
Name:	Don Ginsburg	Name:	Steve Sinohui
Title:	Director	Title:	President
Date:		Date:	11/5/10